Exhibit 99.1

INFINT Acquisition Corporation Announces Cancellation of Extraordinary General Meeting

NEW YORK—(BUSINESS WIRE)—INFINT Acquisition Corporation (the “Company”) (NYSE: IFIN, IFIN.WS), announced today its decision to cancel its extraordinary general meeting of shareholders that was scheduled for November 22, 2022 and to withdraw from consideration by the shareholders of the Company the proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 2, 2022.

In accordance with the provisions of the Charter and the business combination agreement among the Company, FINTECH Merger Sub Corp., and Seamless Group Inc., (“Seamless”), as amended, Seamless will deposit additional funds in the amount of $2,999,982 to the Company’s trust account on November 22, 2022 to automatically extend the date by which the Company must consummate a business combination from November 23, 2022 to February 23, 2023.

About INFINT Acquisition Corporation

INFINT Acquisition Corporation is a Special Purpose Acquisition Corporation (SPAC) company on a mission to bring the most promising financial technology company from North America, Asia, Latin America, Europe and Israel to the U.S. public market. As a result of the pandemic, the world is changing rapidly, and in unique, unexpected ways. Thanks to growth and investment in the global digital infrastructure, legal, healthcare, automotive, financial, and other fields are evolving at a faster rate than ever before. INFINT believes the greatest opportunities in the near future lie in the global fintech space and are looking forward to merging with an exceptional international fintech company.

Cautionary Statement Regarding Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the timing of Seamless’ funding of the automatic extension deposit. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions investors not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.